Exhibit (10)-cc

LETTER WAIVER

Dated as of May 15, 2006
To the banks, financial institutions
and other institutional lenders
(collectively, the "Lenders")
parties to the Credit Agreement
referred to below and to Citibank, N.A.,
as agent (the "Agent") for the Lenders

Ladies and Gentlemen:

We refer to the Five Year Credit Agreement dated as of July 26, 2005 (the "Credit Agreement") among the undersigned and you, and the letter waivers thereunder dated November 23, 2005 (referred to herein as the “First Letter Waiver”) and February 17, 2006 (effective February 24, 2006 and referred to herein as the “Second Letter Waiver”). Capitalized terms not otherwise defined in this Letter Waiver have the same meanings as specified in the Credit Agreement, the First Letter Waiver and the Second Letter Waiver.

Reference is made to each of Borrower’s Announcements and the events described thereunder, and the prior definitions of Announcements are amended hereby to include Borrower’s: (i) press releases dated March 17, 2006, March 31, 2006, April 10, 2006, April 13, 2006 and May 15, 2006 and (ii) Borrower’s filings with the U.S. Securities and Exchange Commission on Forms 12(b)-25, dated March 17, 2006 and May 11, 2006, and on Forms 8-K, dated April 12, 2006, April 14, 2006, May 4, 2006, May 8, 2006 and May 15, 2006.

In light of these events described in the Announcements, and other confidential information which Borrower disclosed to Agent and Lenders verbally and in writing prior to the date hereof under the terms of confidentiality agreements executed with each Lender (the “Confidential Disclosures”), Borrower has requested, and the Required Lenders hereby agree:

(i) to waive, for the period from July 26, 2005 through the Waiver Termination Date (as defined below), any Default that may have been caused by the breach of a representation or warranty or failure to perform any covenant under the following Sections of the Credit Agreement: 4.01(e), 4.01(f), 4.01(k), 4.01(m), 5.01(a), 5.01(b), 5.01(f), 5.01(h)(i)-(ii), 5.01(h)(v), by reason of the events or circumstances described in the Announcements and Confidential Disclosures, provided, however, that the waivers set forth in this clause (i) extend to matters related to BL Industria Otica, Ltda and Bausch & Lomb Korea Co. Ltd. described in the Announcements and Confidential Disclosures only to the extent that the impact of those matters do not result in reductions in profits after tax of Borrower of more than $50,000,000 in the aggregate;

(ii) that, prior to the Waiver Termination Date, Borrower’s non-performance of the covenants set forth in Section 5.01(h)(i) or (ii) by reason of the circumstances or events described in the Announcements and Confidential Disclosures shall not create or constitute a Default or an Event of Default under the Credit Agreement, and that no repayment of an Advance will be accelerated (as may be permitted under Section 6.01 of the Credit Agreement) as a result of any such non-performance, and that Borrower’s filing of its Form 10-K Annual Report for the fiscal year ended December 31, 2005 (the “2005 10-K”) prior to the Waiver Termination Date shall cure in their entirety any such non-performance; and

(iii) to waive any Default which may otherwise arise in the event that Borrower receives “Notice of Default” due to default of performance, or breach of, any covenant or warranty by Borrower under Section 501(4) of its Indenture with Citibank, N.A., dated September 1, 1991, as supplemented and amended (the “Indenture”), so that receipt of a “Notice of Default” under the Indentures does not and will not constitute a Default or other failure by Borrower to satisfy the conditions precedent for any Borrowing or for each Lender to make an Advance under Section 3.02 of the Credit Agreement.

The Waiver Termination Date as defined in the First Letter Waiver and Second Letter Waiver are superseded and the term "Waiver Termination Date" is hereby defined for all purposes as October 2, 2006.

Notwithstanding the foregoing, in the event that Borrower receives notice of an “Event of Default” due to default of performance, or breach of, any covenant or warranty by Borrower under Section 501(4) of its Indenture, Borrower will immediately provide a copy of such notice to the Agent, and if: (a) Borrower fails to cure the defaults specified in such notice of an “Event of Default” within the 60-day period, (b) the Notice of Default has not been waived as provided in the Indenture, and (c) the Trustee, or holders of not less than 25% of the principal amount of outstanding securities under any series with an outstanding principal amount of at least $50,000,000 under the Indenture, have given to Borrower notice that the principal amount of such securities plus any accrued interest, is due and payable immediately, then the Agent upon request of the Required Lenders, or with the consent of the Required Lenders, may (i) declare the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c) of the Credit Agreement), and of the Issuing Banks to issue Letters of Credit to be terminated, and/or (ii) provide Borrower with a written notice declaring the Advances, all interest thereon and all other amounts payable under the Credit Agreement to be due and payable.

In addition to the foregoing, when filed with the SEC, Borrower’s 2005 10-K will contain restatements of prior period financial statements, including, without limitation, for the fiscal year 2004 (the “Restatements”). In addition to the waiver granted above, automatically and without further action by the parties hereto, upon the filing by Borrower of the 2005 10-K, your execution of this Letter Waiver evidences your permanent and irrevocable waiver of any misrepresentation of the matters set forth in Sections 4.01(e) and 4.01(k) of the Credit Agreement and any breach of Borrower’s covenants and agreements set forth in Sections 5.01(f) or 5.01(h) of the Credit Agreement with respect to periods covered thereby.

As further consideration for this Letter Waiver, Borrower hereby agrees to pay a fee equal to 0.10% of their aggregate commitments (the “Monthly Fee”) to each Lender that has executed this Letter Waiver on or before the Effective Date, as hereinafter defined. Payment of the Monthly Fee will be due and payable on June 1, 2006 and on the first of each month thereafter that Borrower is delayed in filing its financial statements prior to the Waiver Termination Date.

This Letter Waiver shall become effective as of the date first above written when the Agent shall have received counterparts of this Letter Waiver executed on behalf of Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Waiver (“Effective Date”).

The Credit Agreement and the Notes, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions of this Letter Waiver, please evidence such agreement by executing and returning at least two counterparts of this Letter Waiver to Susan Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

With respect to the matters waived hereunder, nothing in this Letter Waiver shall constitute an admission (1) of liability with respect to such matters, (2) that a breach of any representation, warranty, covenant or other provisions of the Credit Agreement has occurred, or (3) that any Default or Event of Default has occurred under the Credit Agreement.

This Letter Waiver shall represent the entire agreement with respect to the matters contained herein and shall supersede any prior agreements whether written or oral. This Letter Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Waiver.

This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

BAUSCH & LOMB INCORPORATED

By: /s/ Efrain Rivera
Name: Efrain Rivera
Title: Vice President & Treasurer

Agreed as of the date first above written:
CITIBANK, NA.,
as Agent and as Lender

By___/s/ David Lowther___________
Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By_ /s/ Marianne T. Meil________
Title: Senior Vice President

BARCLAYS BANK PLC

By_/s/ Nicolas Bell_______________
Title: Director

THE BANK OF TOKYO-MITSUBISHI TRUST
COMPANY

By___/s/ Harumi Kambara __________
Title: Assistant Vice President

JPMORGAN CHASE BANK, N.A.

By__/s/ Benedict A. Smith __________
Title: Senior Vice President

MIZUHO CORPORATE BANK, LTD.

By___/s/ Raymond Ventura___ _____
Title: Deputy General Manager

U.S. BANK NATIONAL ASSOCIATION

By___/s/ Derek S. Roudebush______
Title:

ALLIED IRISH BANKS, P.L.C.

By___/s/ Germain Reusch________   By___/s/ Anthony O’Reilly________
Title: Director     Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By___/s/ John Carrol_____________
Title: Vice President

THE NORTHERN TRUST COMPANY

By____/s/ Alex Nicolov___________
Title: Second-Vice President